UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

An annual meeting of the shareholders of Applied was held on October 25, 2016. At that meeting, there were 39,090,055 shares of common stock entitled to vote. The shareholders voted on the matters submitted to the meeting as follows (as rounded):

1.	Election of three persons to be directors of Class II for a term of three years:

Name	Shares Voted For Election	Shares As To Which Voting Authority Withheld	Broker Non-Votes
L.Thomas Hiltz	33,005,279	911,514	1,689,306
Edith Kelly-Green	33,683,320	233,473	1,689,306
Dan P. Komnenovich	33,705,698	211,095	1,689,306

The terms of the Class I directors, including Peter A. Dorsman, Vince K. Petrella and Dr. Jerry Sue Thornton, and Class III directors, including John F. Meier, Neil A. Schrimsher and Peter C. Wallace, continued after the meeting.

2.	A nonbinding advisory vote to approve the compensation of Applied's named executive officers as described in Applied's proxy statement dated September 9, 2016:

Shares Voted For	Shares Voted Against	Shares Abstained From Voting	Broker Non-Votes
33,254,546	589,045	73,502	1,689,006

3.	Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as Applied's independent auditors for the fiscal year ending June 30, 2017.

Shares Voted For Ratification	Shares Voted Against Ratification	Shares Abstained From Voting
35,327,752	267,414	10,933

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: October 26, 2016